Exhibit 32.1

Park City Group, Inc. & Subsidiaries

Certification Pursuant To

18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the quarterly report of Park City Group, Inc. (the “Company”) on Form 10-QSB/A No. 2 for the quarter ending Septembver 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall K. Fields, Principal Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:	January 11, 2007

/s/ Randall K. Fields
Randall K. Fields
Principal Executive Officer, CEO

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